===================================================================

                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549
                             --------------


                                FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                     SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported) May 27, 1998
                                                      ------------



                        SOUTHWESTERN ENERGY COMPANY
           (Exact name of registrant as specified in its charter)



               Arkansas             1 - 8246         71-0205415
      (State of incorporation     (Commission      (I.R.S. Employer
         or organization)          File Number)    Identification No.)


     1083 Sain Street, P.O. Box 1408, Fayetteville, Arkansas 72702-1408
       (Address of principal executive offices, including zip code)


                             (501) 521-1141
           (Registrant's telephone number, including area code)


                                 No Change
     (Former name, former address and former fiscal year; if changed since last report)

===================================================================

Item 5.

Other Events

         On May 27, 1998, the Arkansas Court of Appeals, in an appeal taken by the Attorney General of Arkansas (AG), issued a decision remanding an order of the Arkansas Public Service Commission (APSC) (Order No. 11 in Docket No. 96-030-U) because the order did not contain adequate findings of fact for the court to conduct a meaningful review of the APSC's decision. The APSC will now have an opportunity to revise its order to explain its decision in more detail.

         Order No. 11 was issued in November 1996 in a rate case filed by the Company's utility subsidiary, Arkansas Western Gas Company (AWG). In this rate case, as previously disclosed in the Company's annual reports, the APSC granted AWG a rate increase of $5,071,064 and ordered an independent study of AWG's intercompany cost allocations, executive compensation, and staffing levels which were challenged by the AG. Following any revision by the APSC of Order No. 11, the AG may renew his appeal on other grounds.

         The Company believes that the remand of Order No. 11 has no effect on AWG's ability to collect and retain its presently authorized rates. Although the Company cannot predict the results of the remand of Order No. 11, the independent study, or any further appeals, the Company believes that it is unlikely that the revision of Order No. 11, the independent study or any subsequent appeal of the revised Order No. 11 by the AG will have a material adverse effect on the Company's financial condition or results of operations.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   SOUTHWESTERN ENERGY COMPANY
                                                   ---------------------------
                                                             Registrant



DATE:     June 2, 1998                           BY:   /s/ GREGORY D. KERLEY
     ----------------------                      -------------------------------
                                                         Gregory D. Kerley
                                                       Senior Vice President -
                                                       Treasurer and Secretary,
                                                    and Chief Accounting Officer